Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference and inclusion in the Registration Statements on Form S-3 (File Nos. 333-169973, 333-124746, 333-42520 and 333-89961) and Form S-8 (File Nos. 333-188731, 333-184926, 333-174260, 333-151296, 333-134161, 333-102758, 333-88846, 333-67578, 333-52700 and 333-65401) of PetroQuest Energy, Inc. (the “Company”) of our report dated June 14, 2013, with respect to the statements of revenues and direct operating expenses of the oil and natural gas properties to be acquired from Hall-Houston Exploration II, L.P., Hall-Houston Exploration III, L.P., Hall-Houston Exploration IV, L.P. and GOM-H Exploration, LLC by the Company for the years ended December 31, 2012 and 2011, included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 25, 2013.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statements and in each Prospectus or Prospectus Supplement to which any such Registration Statement relates.

/s/ UHY LLP

Houston, Texas

June 25, 2013